UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2008

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, the Federal Home Loan Bank of Atlanta (the "Bank") declared elected the following individuals in the Bank's 2008 election of member directors:

    Donna Goodrich was elected to fill the member directorship the Federal Housing Finance Agency (the "Finance Agency") designated for the state of North Carolina; and
    Scott C. Harvard and Edward J. Woodard were elected to fill the member directorships the Finance Agency designated for the state of Virginia (collectively, with Ms. Goodrich, the "Member Directors").

Mr. Harvard and Ms. Goodrich will begin serving their four-year terms on January 1, 2009. Mr. Woodard will begin serving his three-year term on January 1, 2009. The Bank has not yet determined on which committees each of the Member Directors will serve beginning in 2009. The Bank conducted the director election in accordance with the provisions of the Federal Home Loan Bank Act and the rules and regulations of the Finance Agency.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Pursuant to Finance Agency regulation, the Bank's member directors, including the Member Directors, serve as officers or directors of a Bank member. In the ordinary course of its business, the Bank transacts business with each of the members that has an officer or director serving as a director of the Bank. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members generally.

Like all other of the Bank's directors, the Member Directors will be entitled to compensation pursuant to the Bank's Directors' Compensation Policy. The Member Directors also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his compensation.

On October 22, 2008, the Bank was informed by Mary Joy Drass that she will not seek re-election as an independent director of the Bank in the Bank's 2008 election of independent directors. Dr. Drass intends to continue to serve the remainder of her current term, which is scheduled to expire on December 31, 2008. Dr. Drass has indicated to the Bank that her decision is based solely on personal reasons and not because of any disagreement with the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 27, 2008	By: /s/ Jill Spencer
Jill Spencer
Executive Vice President,
General Counsel and
Chief Strategy Officer